Exhibit 99.1

FOR IMMEDIATE RELEASE

November 5, 2014

GSI Group Announces Financial Results

for the Third Quarter 2014

•	Third Quarter 2014 Revenue of $95 million, 19% year-over-year growth

•	Third Quarter 2014 Adjusted EBITDA from Continuing Operations of $15.4 million

•	Third Quarter 2014 Earnings Per Share from Continuing Operations of $0.15

•	Third Quarter 2014 Non-GAAP Earnings Per Share from Continuing Operations of $0.23

•	Third Quarter 2014 Net Debt of $68.3 million

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of precision photonics and motion control components and subsystems to the medical equipment and advanced industrial technology markets, today reported financial results for the third quarter of 2014. Unless otherwise noted, all financial results in this press release are GAAP measures from continuing operations.

Third Quarter

During the third quarter of 2014, GSI generated revenue of $94.7 million, an increase of 18.5% from $79.9 million in the third quarter of 2013. All three of the Company’s operating segments, Laser Products, Medical Products, and Precision Motion, demonstrated revenue growth compared to the third quarter of 2013.

In the third quarter of 2014, operating income from continuing operations was $6.8 million, or 7.2% of revenue, compared to $5.8 million, or 7.3% of revenue, in the third quarter of 2013. The increase in operating income from continuing operations was primarily attributable to an increase in gross profit, partially offset by an increase in operating expenses attributable to the JADAK acquisition.

Diluted earnings per share (“EPS”) from continuing operations was $0.15 in the third quarter of 2014, compared to $0.07 in the third quarter of 2013. Non-GAAP earnings per share, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $0.23 in the third quarter of 2014, compared to $0.15 in the third quarter of 2013.

Adjusted EBITDA, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $15.4 million in the third quarter of 2014, compared to $13.6 million in the third quarter of 2013.

“I am very pleased with the strong execution we saw across GSI during the third quarter. We made significant progress with Lean Manufacturing and our other productivity programs, which enabled us to deliver strong profitability and cash flow in the quarter,” said John Roush, Chief Executive Officer. “Many of our core applications and technologies continue to see solid demand, despite a challenging capital spending environment in both medical and industrial end markets.”

As of September 26, 2014, cash and cash equivalents were $53.5 million, while total debt was $121.9 million. The Company completed the third quarter of 2014 with approximately $68.3 million of Net Debt, a non-GAAP measure as defined in the non-GAAP reconciliation below. Operating cash flow from continuing operations for the third quarter of 2014 was $14.5 million and $34.4 million for the first nine months of 2014.

Significant Events

On July 15, 2014, the Company completed the sale of its Scientific Lasers business operating under the Continuum brand name for $6.5 million in cash, net of working capital adjustments. The Scientific Lasers purchase and sale agreement requires $1.5 million of the sales proceeds to be held in escrow until January 2016.

On September 24, 2014, the Company received a payment of $5.4 million, the full remaining amount held in the escrow account established upon the closing of the acquisition of NDS in January 2013. The escrow recovery resulted from the Company’s claims for a breach of certain terms of the NDS Securities Purchase Agreement.

Financial Outlook

For the full year 2014, the Company expects revenue from continuing operations of $364 million to $367 million, an increase of 15% to 16%, on a reported basis, compared to the full year 2013. The Company expects Adjusted EBITDA, in the full year 2014, to be in the range of $54.0 million to $56.0 million.

Conference Call Information

GSI will host a conference call on Wednesday, November 5, 2014 at 5:00 p.m. EST to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time. The conference ID number is 9924 9581.

A playback of this conference call will be available beginning 8:00 p.m. EST, Wednesday, November 5, 2014. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 9924 9581. The playback will remain available until 8:00 p.m. EST, Wednesday, November 26, 2014.

A replay of the audio webcast will be available four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating income from continuing operations, operating margin, income from continuing operations before income taxes, income from continuing operations, net of tax, diluted earnings per share from continuing operations, Adjusted EBITDA, and net debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s quarterly performance. It is management’s belief that these non-GAAP financial measures are particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, a non-GAAP financial measure, is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees. Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, expectations regarding anticipated financial performance; business prospects; industry trends; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carryforwards and other tax attributes; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical equipment and advanced industrial technology markets. The Company’s highly engineered enabling technologies include laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. It specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their customers’ applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended,
	September 26, 2014	September 27, 2013

Sales	$94,656	$79,858
Cost of sales	54,973	45,697

Gross profit	39,683	34,161

Operating expenses:
Research and development and engineering	7,735	6,031
Selling, general and administrative	21,512	19,006
Amortization of purchased intangible assets	2,843	1,772
Restructuring and acquisition related costs	771	1,553

Total operating expenses	32,861	28,362

Operating income from continuing operations	6,822	5,799
Interest income (expense), net	(1,453)	(841)
Foreign exchange transaction gain (loss), net	1,030	(1,723)
Other income (expense), net	733	542

Income from continuing operations before income taxes	7,132	3,777
Income tax provision	2,013	1,533

Income from continuing operations	5,119	2,244
Loss from discontinued operations, net of tax	(273)	(185)
Loss on disposal of discontinued operations, net of tax	(321)	(281)

Consolidated net income	4,525	1,778
Less: Net income attributable to non-controlling interest	—	12

Net income attributable to GSI Group Inc.	$4,525	$1,790

Earnings per share from continuing operations:
Basic	$0.15	$0.07
Diluted	$0.15	$0.07

Loss per share from discontinued operations:
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)

Earnings per share attributable to GSI Group Inc.:
Basic	$0.13	$0.05
Diluted	$0.13	$0.05

Weighted average common shares outstanding – basic	34,389	34,102
Weighted average common shares outstanding – diluted	34,793	34,417

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	September 26, 2014	December 31, 2013

ASSETS
Current Assets
Cash and cash equivalents	$53,549	$60,980
Accounts receivable, net	56,673	48,552
Inventories	62,815	58,290
Other current assets	18,342	17,200
Assets of discontinued operations	631	16,088

Total current assets	192,010	201,110
Property, plant and equipment, net	39,634	31,303
Intangible assets, net	93,543	65,293
Goodwill	110,783	71,156
Other assets	14,569	9,945

Total assets	$450,539	$378,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,500	$7,500
Accounts payable	31,223	24,361
Accrued expenses and other current liabilities	21,555	23,520
Liabilities of discontinued operations	1,437	0 6,398

Total current liabilities	61,715	61,779

Long-term debt	114,375	64,000
Other long-term liabilities	25,671	10,625

Total liabilities	201,761	136,404

Stockholders’ Equity
Total GSI Group Inc. stockholders’ equity	248,349	241,984
Non-controlling interest	429	419

Total stockholders’ equity	248,778	242,403

Total liabilities and stockholders’ equity	$450,539	$378,807

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended,
	September 26, 2014	September 27, 2013
Cash flows from operating activities:
Consolidated net income	$4,525	$1,778
Less: Loss from discontinued operations, net of tax	594	466

Income from continuing operations	5,119	2,244
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	6,344	4,785
Share-based compensation	978	1,329
Deferred income taxes	(403)	1,201
Non-cash restructuring, acquisition and divestiture related charges	391	440
Earnings from equity investment	(718)	(526)
Other non-cash items	557	860
Changes in assets and liabilities which (used) provided cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	(406)	(2,466)
Inventories	56	(2,232)
Other operating assets and liabilities	2,573	15,234

Net cash provided by operating activities of continuing operations	14,491	20,869
Net cash used in operating activities of discontinued operations	(882)	(4,111)

Net cash provided by operating activities	13,609	16,758

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,194)	(723)
Acquisition of business, net of cash acquired and escrow recovery	5,418	—
Proceeds from the sale of property, plant and equipment	5	55

Net cash provided by (used in) investing activities of continuing operations	4,229	(668)
Net cash provided by investing activities of discontinued operations	5,242	1,171

Net cash provided by investing activities	9,471	503

Cash flows from financing activities:
Repayments of long-term debt and revolving credit facility	(12,875)	(16,875)
Other financing activities	(463)	(81)

Net cash used in financing activities of continuing operations	(13,338)	(16,956)
Net cash used in financing activities of discontinued operations	—	—

Net cash used in financing activities	(13,338)	(16,956)

Effect of exchange rate on cash and cash equivalents	(1,200)	1,327

Increase in cash and cash equivalents	8,542	1,632
Cash and cash equivalents, beginning of period	45,007	52,058

Cash and cash equivalents, end of period	$53,549	$53,690

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended,
	September 26, 2014	September 27, 2013
Cash flows from operating activities:
Consolidated net income	$6,243	$3,043
Less: Loss from discontinued operations, net of tax	5,138	2,235

Income from continuing operations	11,381	5,278
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	17,495	14,792
Share-based compensation	3,412	4,170
Deferred income taxes	(1,653)	2,166
Non-cash restructuring, acquisition and divestiture related charges	944	19
Earnings from equity investment	(1,707)	(1,181)
Other non-cash items	2,182	3,201
Changes in assets and liabilities which (used) provided cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	(835)	(6,330)
Inventories	116	(636)
Other operating assets and liabilities	3,080	19,844

Net cash provided by operating activities of continuing operations	34,415	41,323
Net cash used in operating activities of discontinued operations	(761)	(6,875)

Net cash provided by operating activities	33,654	34,448

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,783)	(2,962)
Acquisition of business, net of cash acquired and escrow recovery	(88,238)	(82,653)
Proceeds from the sale of property, plant and equipment	57	255

Net cash used in investing activities of continuing operations	(91,964)	(85,360)
Net cash provided by investing activities of discontinued operations	4,344	12,439

Net cash used in investing activities	(87,620)	(72,921)

Cash flows from financing activities:
Net borrowings of long-term debt and revolving credit facility	50,375	28,375
Other financing activities	(2,784)	(1,573)

Net cash provided by financing activities of continuing operations	47,591	26,802
Net cash provided by financing activities of discontinued operations	—	—

Net cash provided by financing activities	47,591	26,802

Effect of exchange rate on cash and cash equivalents	(1,056)	(427)

Decrease in cash and cash equivalents	(7,431)	(12,098)
Cash and cash equivalents, beginning of period	60,980	65,788

Cash and cash equivalents, end of period	$53,549	$53,690

GSI Group Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended,
	September 26, 2014	September 27, 2013
Net income attributable to GSI Group Inc. (GAAP)	$4,525	$1,790
Interest (income) expense, net	1,453	841
Income tax provision	2,013	1,533
Depreciation and amortization	6,344	4,785
Share-based compensation	978	1,329
Restructuring and acquisition related costs	1,176	1,553
Acquisition fair value adjustments	51	74
Loss from discontinued operations, net of tax	594	466
Other, net	(1,763)	1,181

Adjusted EBITDA (Non-GAAP)	$15,371	$13,552

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income attributable to GSI Group Inc. before deducting interest (income) expense, net, income tax, depreciation, amortization, non-cash share-based compensation, restructuring and acquisition related costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment.

The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items. The Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation in the future.

Net Debt (Non-GAAP):

	September 26, 2014	December 31, 2013

Total Debt (GAAP)	$121,875	$71,500
Less: cash and cash equivalents	(53,549)	(60,980)

Net Debt (Non-GAAP)	$68,326	$10,520

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

GSI Group Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EPS (Non-GAAP):

	Three Months Ended September 26, 2014
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$39,683	41.9%	$6,822	7.2%	$7,132	$5,119	$0.15

Non-GAAP adjustments:
Amortization of intangible assets	1,614	1.7%	4,457	4.7%	4,457	3,021	0.09
Restructuring costs and other	—	—	638	0.7%	638	432	0.01
Acquisition related costs	—	—	538	0.5%	538	365	0.00
Acquisition fair value adjustments	51	0.1%	51	0.1%	51	34	0.00
Non-recurring income tax expenses (benefits)	—	—	—	—	—	(840)	(0.02)

Total non-GAAP adjustments	1,665	1.8%	5,684	6.0%	5,684	3,012	0.08

Non-GAAP results	$41,348	43.7%	$12,506	13.2%	$12,816	$8,131	$0.23

Weighted average shares outstanding – Diluted							34,793

	Three Months Ended September 27, 2013
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations

GAAP results	$34,161	42.8%	$5,799	7.3%	$3,777	$2,244	$0.07

Non-GAAP adjustments:
Amortization of intangible assets	1,343	1.7%	3,115	3.9%	3,115	1,990	0.06
Restructuring costs and other	—	—	1,440	1.8%	1,440	920	0.03
Acquisition related costs	—	—	113	0.1%	113	72	0.00
Acquisition fair value adjustments	74	0.1%	74	0.1%	74	48	0.00
Non-recurring income tax expenses (benefits)	—	—	—	—	—	(252)	(0.01)

Total non-GAAP adjustments	1,417	1.8%	4,742	5.9%	4,742	2,778	0.08

Non-GAAP results	$35,578	44.6%	$10,541	13.2%	$8,519	$5,022	$0.15

Weighted average shares outstanding – Diluted							34,417

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the tables above. Non-GAAP gross profit and gross profit margin exclude the amortization of acquired intangible assets and acquisition fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the controllable components of operating expenses.

Non-GAAP Operating Income from Continuing Operations and Operating Margin

The calculation of non-GAAP operating income from continuing operations and operating margin is displayed in the tables above. Non-GAAP operating income from continuing operations and operating margin exclude the amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the controllable components of operating expenses. The Company also excluded restructuring costs and other, and acquisition related costs from non-GAAP income from operations and operating margin due to the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Non-GAAP Income from Continuing Operations before Income Taxes

The calculation of non-GAAP income from continuing operations before income taxes is displayed in the tables above. The calculation of non-GAAP income from continuing operations before income taxes excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring costs and other, and acquisition related costs for the reasons described for non-GAAP operating income from continuing operations and operating margin above.

Non-GAAP Income from Continuing Operations, Net of Tax

The calculation of non-GAAP income from continuing operations, net of tax, is displayed in the tables above. Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of non-GAAP income from continuing operations, net of tax, also excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring and other, and acquisition related costs for the reasons described for non-GAAP operating income from continuing operations and operating margin above. In addition, the Company excluded significant non-recurring income tax expenses related to releases of valuation allowances, recognition of previously unrecognized income tax benefits due to expiration of statute of limitations, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, effects of other non-recurring discrete items and the income tax effect of non-GAAP adjustments discussed above.

Non-GAAP Diluted EPS from Continuing Operations

The calculation of non-GAAP diluted EPS from continuing operations is displayed in the tables above. Because income from continuing operations, net of tax, is included in the diluted EPS calculation, the calculation of non-GAAP diluted EPS from continuing operations excludes amortization of acquired intangible assets and acquisition fair value adjustments related to business acquisitions, restructuring costs and other, acquisition related costs, significant non-recurring income tax expenses related to releases of valuation allowances, recognition of previously unrecognized income tax benefits due to expiration of statute of limitations, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described for non-GAAP income from operations, net of tax.

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